Exhibit 10.14

Letter of Undertaking by Qianhai Shareholder

I, Qiang Chen, [ID No.320503197010060537], a registered shareholder of Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (hereinafter referred to as "Company"), undertake and guarantee to fully reimburse and compensate the Company for any possible losses due to its non-compliance of the rules and regulations governing Employees’ social insurance and housing funds, in case the Company is required by relevant government authorities to make up for any outstanding payments and penalties for Employees’ social insurance and housing funds in the future.

Undertaker: Qiang Chen

Signature

Date: October 20, 2018

Letter of Undertaking by Qianhai Shareholder

I, Ronghua Liu, [ID No.450981199012101418], a registered shareholder of Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (hereinafter referred to as "Company"), undertake and guarantee to fully reimburse and compensate the Company for any possible losses due to its non-compliance of the rules and regulations governing Employees’ social insurance and housing funds, in case the Company is required by relevant government authorities to make up for any outstanding payments and penalties for Employees’ social insurance and housing funds in the future.

Undertaker: Ronghua Liu

Signature

Date: October 20, 2018